CUSTODIAN ACCOUNT AGREEMENT

                                                   _______________________,19___

Bankers Trust Company
New York, New York

Gentlemen:

         We, the undersigned, hereby request that you act as our Custodian to hold and dispose of all securities or similar property and cash deposited with, delivered to or received by you as such Custodian. For the purposes of this agreement, any securities now held by you for us under a prior custody agreement with you shall be deemed to have been deposited hereunder. Custody by you of securities shall be deemed to have begun immediately upon receipt by you of any such securities and shall continue until you shall have surrendered such securities to, or in accordance with, the instructions or directions of the undersigned, subject to the following terms and conditions:

             1. (a) You will hold the securities in one or more Custodian accounts (whether one or more, the "Custodian Account") which you will open and maintain in such name(s) as may be agreed upon from time to time with us. You shall keep the securities received by you hereunder separate and distinct from securities documents and property owned by yourself or others to the extent that each and every item received by it hereunder shall at all times be identified and identifiable as the property solely of the undersigned.

                (b) The term "hold" shall include your authority to deposit any part, or all of the aforesaid property, with the Depository Trust Company, the Participants' Trust Company, the Federal Reserve Book Entry System, or any other centralized securities depository system, whether presently or hereafter organized, in which you participate (hereinafter called "CSDS"). In holding any such deposits, you shall at all times keep complete and accurate records to the end that all securities of ours may be identifiable (i) by the issuer or obligor of each security, (ii) by the issue or distinguishing characteristics (such as due date and percentage rate of return based on face value) of such security, and (iii) by the securities depository or safekeeping facility with which each security is placed. Placement of our securities by you into a CSDS shall neither augment nor diminish your responsibilities and rights under any paragraph of this Agreement.

                  (c) Subject to the aforesaid provision, securities are to be held in our Custodian Account with you in coupon bearer form; with respect to securities which are received in registered form, you are authorized to reregister such Securities in the name of your nominee, or the nominee of the CSDS, unless alternate registration instructions are furnished.

                  (d) In consideration of your registration of any stocks, bonds, securities and other property in the name of your nominee, we agree to pay on demand to you or your nominee the amount of any loss or liability for stockholders' assessments, or otherwise, claimed or asserted against your nominee by reason of such registration.

                  (e) Should any securities which are forwarded to you by us and which are subsequently deposited with any CSDS not be deemed acceptable for deposit by the CSDS for any reason, we agree to immediately furnish you with like securities in acceptable form or, in the alternative, you are authorized to charge our account for the cost of replacing such securities and for any other fees or charges an may be payable to such CSDS as a result of such unacceptable deposit.

                  (f) You are authorized to accept, act upon and rely upon all signed, written instructions given by one or more of our officers, employees or agents as are designated in any certificate of resolutions or other acceptable document delivered to you by us and amendments thereto from time to time. In addition, you may rely on instructions received by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess acceptable to you which you believe in good faith to have been given by such authorized person or which are transmitted with proper testing or authentication pursuant to terms and conditions which you may specify. You may also rely on instructions transmitted electronically through your POL*ARIS communications system, or any similar electronic instruction system acceptable to you. You shall incur no liability to us or otherwise as a result of any act by you in accordance with instructions on which you are authorized to rely pursuant to the provisions of this paragraph.

                  (g) In complying with instructions for delivery of eligible transactions, you will make deliveries through (i) the Federal Reserve System, pursuant to Subpart O of Treasury Department Circular #300 (31 Code of Federal Regulations Part 306), and operating circulars of the Federal Reserve Bank of New York, both as amended from time to time, or (ii) the facilities of any CSDS pursuant to Section 8-320 of the New York Uniform Commercial Code and the rules and procedures of any such CSDS and any subsequent amendments thereto.

                  (h) We acknowledge familiarity with the current securities industry practice of delivering physical securities against later payment on delivery date. Notwithstanding our instructions to deliver securities against payment, you are authorized to make delivery against a temporary receipt (sometimes called a "window ticket") in lieu of payment. You agree to use your best efforts to obtain payment therefor during the same business day, but we confirm our sole assumption of all risks of payment for such deliveries. You may accept checks, whether certified or not, in payment for securities delivered on our instruction, and we assume sole responsibility for the risks of collectability of such checks.

         2. Unless instructed otherwise in writing, the proceeds of sales, redemptions, collections, and other receipts, and dividend and interest income, will be credited to our account in accordance with the schedule specified in your Standards Manual. As used herein, the term "account" shall be deemed to mean any one or more of our deposit accounts with you maintained at the time of the transaction referred to.

         3. (a) In no event shall you be responsible to ascertain or to take any action concerning any maturities, puts, calls, conversions, exchanges, reorganizations, offers, tenders or similar matters relating to our securities held in the Custodian Account, other than to transmit to us all information relating to any such action received by you from any offers or otherwise. We agree that our instructions to you with respect to tender offers must be in writing (if oral, then to be confirmed next day in writing) and delivered to you within sufficient time for you to act thereon if any action by you is required. As used herein, "sufficient time" shall mean at any time up to the last permissible date for action by you established by your written notice to us, and you shall have no liability to us for your failure to act upon our instructions received by you any time after such date.

                (b) All proxies and material pertaining thereto received by you in connection with stocks, bonds, securities and other property held in the account, whether physically by you or on deposit with the CSDS, are to be forwarded to us.

                (c) Should any securities held in the CSDS be called for a partial redemption by the issuer of such securities, you are authorized to accept allocations as determined pursuant to the program therefor in effect at such CSDS or, in the absence of any such program, in your sole discretion to allot the called portion to the respective holders in any manner deemed to be fair and equitable in your judgment.

                (d) Recapitalizations and stock distributions will be credited to the account within five (5) business days after the Stock Exchange due bill redeemable date (ten [10] business days after payable date) in order to comply with the normal course of settling our position at the CSDS and sufficient time to allocate theme shares to the Custodian Account. Stock dividends will be credited on payable date.

                (e) You are  authorized  to exchange  temporary  for  definitive
certificates,   and  old  certificates  for  new  or  overstamped   certificates
evidencing a change therein.

         4. (a) With respect to foreign securities or securities for which adequate financial information is not readily available, your responsibility is expressly limited to safekeeping. While it is expected that you will collect dividends, interest, and other income, and notify us of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceeding affecting such securities, it is understood that you shall be responsible for any internal failure or delay in crediting collections or giving notice, but shall not be responsible for any failures or delays in collection or notice incurred outside of the bank.

                (b) Collections of monies in foreign currency, to the extent possible, are to be converted into U.S. dollars at customary rates. All risk and expense incident to such foreign collections and conversions is for our account, and you shall have no responsibility for fluctuations in exchange rates affecting such collections or conversions.

         5. We acknowledge our responsibility as a principal for all of our obligations to you arising under or in connection with this Agreement, notwithstanding that we may be acting on behalf of other persons, and we warrant our authority to deposit in the Custodian Account and any accounts of ours any securities and funds which you or your agents receive therefor, and to give instructions relative thereto. We further agree that you shall not be subject to, nor shall your rights and obligations with respect to this Agreement and the Custodian Account be affected by, any agreement between us and any other person. You assume no liability to any customer of ours or to any beneficiary for which we may be acting as agent, bailee or fiduciary.

         6. You shall give the securities that come into your possession under this Agreement the same physical care and safeguards as are afforded similar property owned by you; provided, however, your responsibility hereunder is limited to losses occasioned directly by the negligence or willful misconduct of your employees, or by robbery, burglary or theft (while the securities are in your physical possession), to the extent of the market value of the securities at the date of the discovery of such loss. With respect to any securities which you deliver for us to a third party, and with respect to such delivery, you shall be deemed no more than an "intermediary" as defined in Section 8-306(3) of the New York Uniform Commercial Code. You may, at your option, make arrangements for insuring yourselves against any loss from any cause, but you shall not be under any obligation to insure for our benefit.

         We agree to defend and indemnify you and to hold you harmless from and against any and all liabilities, losses, damages, claims, costs (including fees and disbursements of counsel selected by you), and every other expense of any nature (collectively, "liabilities") incurred by you arising out of or resulting from your performing your obligations hereunder, except to the extent that such liabilities shall be due to your negligence or willful misconduct. In no event shall you be liable for any indirect, special or consequential damages.

         7. You may charge the Cash Account tied to the Custodian Account for all costs incurred by you in connection with your receipt of securities for the Custodian Account. You are not obligated to effect any transaction or make any payment in connection therewith unless there are sufficient available funds on deposit in our account, or funds have otherwise been made available to you to your satisfaction. The amount by which payments, made by you on our behalf with respect to property in, or to be received for, the Custodian Account, or with respect to other transactions pursuant to this Agreement, exceed available funds and result in an account overdraft shall be deemed a loan from you to us in the amount of such overdraft, payable on demand and bearing interest at the rate customarily charged by you on similar loans. We confirm that all such loans shall be based on your sole determination to make the underlying advance in each came.

         8. You agree to provide us with regular monthly reports of transactions and holdings in the Custodian Account, or at such more frequent intervals as you and we may mutually agree on. We shall have the right to physically examine the securities held in your vault at reasonable times, provided that a representative of yours shall accompany us upon such examination. We may meet with the auditors of a Securities Depository to review and examine the safeguards and controls which protect the assets held by the Securities Depository in a fungible mass for all its participants. You will assist us in obtaining appropriate audit comfort letters which are made available by a CSDS attesting to its safeguards and controls. In addition, we understand that we have the option to elect to participate in your POL*ARIS Service (an on-line system) which provides us, on a daily basis, with the ability to view on-line or to print on hard copy (i) all transactions involving the delivery in and out of securities on a free or payment basis; (ii) payments of principal and interest or dividends; (iii) pending transactions and fails; and (iv) schedules of Custodian Account holdings plus the market values thereof. You have advised us that it is your expectation that the POL*ARIS Service is constantly being tested and explored for the addition of new and valuable services in the near future.

         You have furnished us with a separate fee schedule applicable to the POL*ARIS Service and, in the event we subscribe thereto, we shall be fully responsible for the security of our connecting terminal, access thereto and the proper and authorized use thereof, and our initiation and application of continuing effective safeguards. In this connection, except for any instance involving your own negligence or misconduct, we agree to defend, indemnify you and to hold you harmless from and against any and all liabilities, losses, damages, costs, including attorneys' fees and every other expense of every nature incurred by you as a result of any improper or unauthorized use of such terminal by us or by others on our premises.

         To the extent that the POL*ARIS Service shall include market values of our Custodian holdings, we acknowledge receipt from you of your advices that you now obtain and will in the future obtain such information from outside sources (presently Mellon Invest Data Corporation and Telstat) which you deem to be reliable, and confirm that you do not verify nor represent or warrant either the accuracy or the completeness of any such information furnished or transacted by or through the POL*ARIS Service.

         9. (a) You shall be under no duty to take any action with respect to any property held in any Custodian Account except to the extent of any properly issued instructions by us.

                (b) In the event that you agree, at our request, to appear on our behalf and prosecute or defend any legal or equitable proceeding, we agree to indemnify you for any and all costs and expenses.

                (c) You are authorized and empowered in our name and on our behalf to execute any certificates of ownership or other reports, declarations or affidavits which you are or may hereafter be required to execute and furnish under any regulation of the Internal Revenue Service, or other authority of the United States, so far as the same are required in connection with any property which is now or may hereafter be held in the Custodian Account, claiming no exemptions on our behalf. We agree to notify you immediately in writing of any material change in our status which may impact on any such certificates, reports or other required documents or on the contents thereof.

         l0. We agree to pay you as compensation for your services hereunder your applicable fees in effect from time to time of which you will provide us with notice in writing.

         11. By your acceptance of this Agreement we agree to, and do hereby, indemnify you and hold you harmless from any and all loss, liability (excluding any liability occasioned by the negligence or willful misconduct of your employees, or by robbery, burglary or theft of any securities while in your physical possession), claims, damages or expense (including, without limitation, charges and internal charges, fees and disbursements of counsel) arising from your performance of your services as Custodian hereunder, including arising out of a settlement of any dispute, prior to your being named as a defendant in any litigation or proceeding and whether or not you are a party to such litigation or proceeding.

         12. In the event of the termination of this Agreement at our request, you shall have the right to transfer to us all stocks, bonds, securities and other property registered in the name of your nominee, and you shall charge all taxes and other expenses incident to such transfer to our account. If termination of this Agreement is made at your request, the above described charges shall be at your expense.

         13. This Agreement contains the whole of the understanding between us, and no provision hereof shall be modified or altered except in writing signed by both of us.

         14. This Agreement shall be governed by the laws of the State of New York, and shall be binding upon us and upon our successors and assigns and shall inure to your benefit and your successors and assigns, and shall be deemed continuing until terminated by either of us upon at least sixty (60) days prior written notice to the other. We shall have a period of thirty (30) days from the date of receipt of the Agreement to make any objection and claim, and failure to do so within the thirty day period shall be deemed by the parties hereto to constitute accord and satisfaction.

         15. The federal and state courts within the State of New York shall have sole and exclusive jurisdiction over any claim or dispute which may arise hereunder or which either of us may allege or assert against the other and/or any transactions contemplated to be covered hereunder.

         16. If any  provision  of this  Agreement  is deemed to be  invalid  or
unenforceable,   such   determination   shall  not   affect  the   validity   or
enforceability of any other provisions of this Agreement.

         To indicate your acceptance of the foregoing, we have executed two (2) copies of this Agreement and enclose same with the request that you sign them in the space provided, whereupon it shall become our Agreement, binding upon each of us as of the date first above written. Please return one signed copy to us.

                                Sincerely yours,

                                -----------------------------------------------
                                (Account Title)


                                By:


                                -----------------------------------------------
                                (Authorized Signature)


                                -----------------------------------------------
                                (Title)



                                11815 North Pennsylvania St., Carmel. IN 46032
                                -----------------------------------------------
                                (Principal Office Address)


AGREED TO AND ACCEPTED:

BANKERS TRUST COMPANY

By:
  --------------------------
   (Authorized Signature)

  --------------------------
   (Title)

                          INFORMATION DISCLOSURE NOTICE
                                 AND INSTRUCTION

         As authorized by the 1985 Shareholders Communication. Act, the Securities and Exchange Commission issued rules governing the distribution of proxy materials to and disclosure of information about shareholders whose securities are registered in a bank nominee name. Under these rules, beneficial owners of securities whose accounts were opened: (i) after December 28, 1986, will be deemed to have consented to disclosure of their positions to issuers unless the beneficial owner has affirmatively objected to such disclosure; and
(ii) on or before December 29, 1986, must affirmatively consent thereto before such disclosure must be made. According to these rules, the issuing company would be permitted to use your name for "corporate communication" purposes only.




NO                                               YES

The undersigned  elects not to                   The undersigned elects to have
have (his)  (her)  (its) name,                   (his)    (her)   (its)   name,
address,     and    securities                   address,     and    securities
positions  disclosed to any of                   positions  disclosed to any of
the  companies  in  which  the                   the  companies  in  which  the
undersigned   owns  securities                   undersigned   owns  securities
that   are    registered    in                   that   are    registered    in
"nominee" or "street" name.                      "nominee" or "street" name.

------------------------------                   ------------------------------
        ACCOUNT NAME                                           DATE